Exhibit 99
JOINT FILING AGREEMENT
     Each of the undersigneds hereby agrees that the statement on Schedule 13G/A (Amendment No. 4) with respect to the ordinary shares, without nominal value, of SAP AG (f/k/a SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung) is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigneds pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. Each of the undersigneds hereby further agrees that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
Dated: February 10, 2009

HASSO PLATTNER GMBH & CO. BETEILIGUNGS-KG
By:	Hasso Plattner Verwaltungs-GmbH, as sole general partner

By:	/s/ Dr. Hasso Plattner
	Name:	Dr. Hasso Plattner
	Title:	Managing Director

HASSO PLATTNER FÖRDERSTIFTUNG gGMBH
By:	/s/ Dr. Hasso Plattner
	Name:	Dr. Hasso Plattner
	Title:	Managing Partnerr

/s/ Dr. Hasso Plattner
DR. HASSO PLATTNER